Exhibit 99.1

Contact:

Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486

EQUUS ANNOUNCES RESULTS OF

ANNUAL SHAREHOLDER MEETING

HOUSTON, TX – June 15, 2011 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) announced the results of the Fund’s Annual Meeting of Stockholders which took place on Friday, June 10, 2011. The purpose of the meeting was to: (i) elect nine director nominees, each for a term of one year, (ii) ratify the appointment of UHY LLP as the Fund’s independent auditor for the fiscal year ended December 31, 2011, (iii) approve on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2010, and (iv) approve, on a non-binding advisory basis, the frequency of shareholder advisory votes concerning the Fund’s executive compensation.

Holders of 93.48% of the Fund’s outstanding shares were present in person or represented by proxy at the Annual Meeting and approved the election of the nine director nominees and the appointment of UHY for fiscal year 2011. The specific voting results of the Annual Meeting are set forth in the Fund’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Commenting on the results of the Annual Meeting, Robert Knauss, the Fund’s non-Executive Chairman, stated “We are pleased that so many of our shareholders were able to participate in the Fund’s Annual Meeting by casting their votes on these important issues. We express our thanks to them in supporting further efforts by the Equus Board and its management to continue the progress we initiated a year ago to implement positive changes to move the Fund forward for the benefit of all stockholders.”

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.